UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington,  D.C. 20549

____________________

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2016

CUBESMART

CUBESMART, L.P.

(Exact Name of Registrant as Specified in Charter)

Maryland (CubeSmart)	001-32324	20-1024732
Delaware (CubeSmart, L.P.)	000-54462	34-1837021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5 Old Lancaster Road, Malvern,  Pennsylvania 19355

(Address of Principal Executive Offices)

(610) 535-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of Material Definitive Agreement

The information set forth under the heading “Employment Agreements” under Item 5.02 of this Current Report on Form 8 K is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Severance Plan

On November 1, 2016, the Compensation Committee (the “Committee”) of the Board of Trustees as well as the Board of Trustees of CubeSmart (the “Company”) approved a new Executive Severance Plan (the “Severance Plan”). The Severance Plan will be effective as of January 1, 2017 and provides for certain severance benefits to eligible senior level employees of the Company on account of an involuntary termination, including a termination by the Company without “cause” (as defined in the Severance Plan) or on account of the employee’s disability, a termination by the employee for “good reason” (as defined in the Severance Plan), or a termination on account of the employee’s death.

If the involuntary termination by the Company without cause or by the employee for good reason occurs prior to the date that is three months prior to a change of control (as defined in the Company’s Amended and Restated 2007 Equity Incentive Plan) or later than the date that is two years following a change of control, the terminated employee is entitled to:

•

Accrued but unpaid compensation and benefits through the termination date including (i) accrued but unpaid base salary, (ii) any earned but unpaid annual incentive for the preceding year, (iii) accrued but unused paid time off and (iv) reimbursement of business expenses incurred in accordance with Company policy;

•

For the Chief Executive Officer, installment payments in accordance with the Company’s normal payroll practices over two years equal to two times the sum of (i) base salary and (ii) average annual incentive earned by the employee over a period of up to two years preceding the termination of employment, and, for all other participants, installment payments in accordance with the Company’s normal payroll practices over 18 months equal to 1.5 times the sum of (i) base salary and (ii) average annual incentive earned by the employee over a period up to two years preceding the termination of employment;

•

Subject to eligibility for, and the employee’s timely election of, continued coverage under the Company’s group health plan pursuant to COBRA, reimbursement for premiums paid by the employee (less the portion the employee would have paid for the same coverage had the employee remained an active employee) for up to 18 months, provided that such reimbursements will cease to the extent the employee becomes eligible for benefits under the group health plan of a subsequent employer or eligible for Medicare during the 18-month period;

•	A lump sum pro-rata annual incentive for the year of termination based on actual performance and the number of days that the employee was employed during that year; and
•

The employee’s time-vesting equity awards will continue to vest in accordance with the terms of the applicable equity awards and the employee’s performance-vesting equity awards will vest pro-rata based on actual performance and the number of days that the employee was employed during the performance period.

If the involuntary termination by the Company without cause or by the employee for good reason occurs during the period commencing on the date that is three months prior to a change of control of the Company and ending on the date that is two years following a change of control, the terminated employee is entitled to receive the payments and benefits described above, except that (i) the Chief Executive Officer is entitled to three times the sum of (x) base salary and (y) average annual incentive earned by the employee over a period of up to two years preceding termination of employment, which amount will be paid in a lump sum (rather than installments), (ii) the Chief Financial Officer and all other eligible employees designated by the Committee as Tier II employees, are entitled to two and a half times the sum of the employee’s (x) base salary and (y) average annual incentive earned by the employee over a period of up to two years preceding termination of employment, which will be paid in a lump sum (rather than installments), (iii) the Chief Legal Officer and all other eligible employees designated by the Committee as Tier III employees, are entitled to two times the sum of the employee’s (x) base salary and (y) average annual incentive earned by the employee over a period of up to two years preceding termination of employment, which will be paid in a lump sum (rather than installments), (iv) the healthcare reimbursements described above will continue for up to two years (rather than 18 months), (v) the employee is entitled to an automobile allowance or use of an automobile for 18 months, and (vi) if the Company is not the surviving Company in the change in control, the employee’s outstanding time-vesting equity awards that are assumed or replaced by the surviving corporation will fully accelerate as of the later of the change in control or the date of termination and the employee’s outstanding performance-vesting equity awards that are assumed or replaced by the surviving corporation will vest as of the later of the change in control or the date of termination based on  target performance.

If the employee’s involuntary termination is on account of death or disability, the employee will be entitled to (i) a lump sum pro-rata annual incentive for the year of termination based on actual performance and the number of days that the employee was employed during that year and (ii) the employee’s time-vesting equity awards will fully accelerate and the employee’s performance-vesting equity awards will vest in full based on target performance.

In general, the Company’s obligation to provide benefits under the Severance Plan in the event of an involuntary termination by the Company without cause or by the employee for good reason is conditioned upon the employee providing a release of claims and complying with applicable non-competition and other post-employment restrictive covenants.

If the payments and benefits otherwise payable to an employee under the Severance Plan would constitute excess parachute payments within the meaning of section 280G of the Internal Revenue Code of 1986, as amended, then the Company will reduce such payments and benefits to an amount that would avoid any excise taxes under section 4999 of the Internal Revenue Code, provided that such reduction would provide the employee with a greater net after-tax benefit than would no reduction.

The foregoing description of the Severance Plan does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Severance Plan, a copy of which is being filed hereto as Exhibit 99.1, and which is incorporated herein by reference.

Employment Agreements

Reference is made to the following agreements between the Company and certain of its executives: (i) Amended and Restated Noncompetition Agreement, dated as of January 24, 2011, and an Executive Employment Agreement, effective as of January 1, 2014, as amended on September 30, 2016, in each case, with Mr. Christopher P. Marr, Chief Executive Officer of the Company, (ii) Amended and Restated Noncompetition Agreement, dated as of June 29, 2010, and an Amended and Restated Executive Employment Agreement, dated June 29, 2010, in each case, with Mr. Timothy M. Martin, Chief Financial Officer of the Company, and (iii) an Amended and Restated Employment Letter Agreement, dated April 4, 2011, with Mr. Jeffrey P. Foster, Chief Legal Officer and Secretary of the Company (collectively, the “Employment Agreements”).  A summary of the material terms of the Employment Agreements can be found in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 14, 2016.

On November 1, 2016, the Company and each of the aforementioned officers agreed to terminate the Employment Agreements, which termination will be effective on January 1, 2017 and upon the effectiveness of the Severance Plan, at which point, the officers will be entitled to participate in the Severance Plan.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	CubeSmart Executive Severance Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBESMART

Date: November 4, 2016	By:	/s/ Jeffrey P. Foster
	Name:	Jeffrey P. Foster
	Title:	Senior Vice President, Chief Legal Officer & Secretary

CUBESMART, L.P.

	By:	CubeSmart, its general partner
Date: November 4, 2016	By:	/s/ Jeffrey P. Foster
	Name:	Jeffrey P. Foster
	Title:	Senior Vice President, Chief Legal Officer & Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	CubeSmart Executive Severance Plan.